Exhibit 10.1

AMENDMENT TWO
to the
COCA-COLA CONSOLIDATED, INC.
LONG TERM RETENTION PLAN

THIS AMENDMENT TWO (this “Amendment”) is executed this 21st day of February, 2022, by Coca-Cola Consolidated, Inc., a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
WHEREAS, the Company maintains the Coca-Cola Consolidated, Inc. Long Term Retention Plan, as amended by an Omnibus Amendment dated September 6, 2019 (as amended, the “Plan”), to provide deferred compensation benefits to key Employees;
WHEREAS, pursuant to Section 8.1 of the Plan, the Committee may amend the Plan at any time and from time to time, subject to certain limitations set forth in the Plan; and
WHEREAS, the Committee has approved the amendments to the Plan set forth in this Amendment to eliminate the restriction on the timing of Investment Option reallocations under the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, all effective as of the date hereof:
1.Section 3.2(b) of the Plan is amended to read as follows:
(b)Deemed Investment Elections. A Participant shall specify how contributions credited to the Participant’s Account pursuant to Section 3.1(b) shall be allocated among the Investment Options and related Investment Subaccounts. In accordance with such procedures and limitations as the Plan Administrator adopts, the Participant may change such specification with respect to contributions not yet credited to an Investment Subaccount. Any amounts allocated to the Participant’s Account may be reallocated among the Investment Options at the election of the Participant. Any such request to have one or more Investment Subaccount balances transferred to one or more other Investment Subaccounts shall be made in accordance with and shall be subject to such procedures and limitations as the Plan Administrator adopts. Notwithstanding any contrary provision of this Subsection, all reallocations among Investment Options are subject to the trading rules, policies and procedures of the underlying mutual fund designated as an Investment Option.

2.Except as expressly or by necessary implication amended by this Amendment, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer of the Company on the day and year first above written.

COCA-COLA CONSOLIDATED, INC.

By:	/s/ E. Beauregarde Fisher III
Name:	E. Beauregarde Fisher III
Title:	Executive Vice President, General Counsel & Secretary